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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Clear Channel Communications, Inc. of (1) our report dated March 13, 2000 relating to the consolidated financial statements appearing in the AMFM Inc. (formerly Chancellor Media Corporation) and Subsidiaries Annual Report on Form 10-K for the year ended December 31, 1999; (2) our report dated February 16, 1999 relating to the statement of assets acquired and the related statements of revenues and direct operating expenses of KODA-FM appearing in the AMFM Inc. (formerly Chancellor Media Corporation) Form S-4, dated June 8, 1999; and (3) our report dated February 16, 1999 relating to the combined statement of assets acquired and the related combined statements of revenues and direct operating expenses of KBIG-FM, KLDE-FM and WBIX-FM (formerly WNSR-FM) appearing in the AMFM Inc. (formerly Chancellor Media Corporation) Form S-4, dated June 8, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                            /s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 14, 2000